Exhibit 3.37

Delaware	PAGE 1

The First State
The first State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BARTOW MEMORIAL LIMITED PARTNER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SECOND DAY OF NOVEMBER, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BARTOW MEMORIAL LIMITED PARTNER, LLC”.

3120068 8100H	/s/ Jeffrey W. Bullock

110292152 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHEN1SC TION: 8619783 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/02/1999
991465513 — 3120068
CERTIFICATE OF FORMATION
OF
BARTOW MEMORIAL LIMITED PARTNER, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Bartow Memorial Limited Partner, LLC (the “Company’).
     SECOND: The address of the registered office awl the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 2, 1999.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041924 — 3120068
CERTIFICATE OF AMENDMENT
OF
Bartow Memorial Limited Partner, LLC
     1. The name of the limited liability company is Bartow Memorial Limited Partner, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Bartow Memorial Limited Partner, LLC this 15 day of, January 2002.

Bartow Memorial Limited Partner, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager